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                               AMENDMENT NO. 5 TO
                           THE ARCO CHEMICAL COMPANY
                         1990 LONG-TERM INCENTIVE PLAN

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     The ARCO Chemical Company 1990 Long-Term Incentive Plan, as amended (the
"Plan"), is hereby amended as follows:

     1. Article IV, Section 1 of the Plan shall be amended and restated in its entirety as follows:

          Section 1.  Option Limits
                      -------------

          Subject to adjustment as provided in Section 2 of this Article IV, the number of shares of Common Stock that may be issued upon exercise of Stock Options shall not exceed 2,200,000 in the aggregate over the life of the Plan. The shares shall be made available from authorized but unissued Common Stock or from Common Stock issued and held in the treasury of the Company as shall be determined by the Subcommittee.

     2. Except as set forth herein, the Plan shall not be amended or modified and shall remain in full force and effect. All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

     Executed as of this 15th day of February, 1996.



                                   By /s/ Frank W. Welsh
                                     ---------------------
                                        Frank W. Welsh
                                        Vice President



                                   Attest:



                                   By /s/ Kathy H. Gaddes
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